[GRAPHIC OMITTED]

 WEINGARTEN REALTY INVESTORS     2600 Citadel Plaza Drive
                                 Houston, Texas  77008
                                 P.O. Box 924133
                                 Houston, Texas  77292-4133
                                 (713) 866-6000    (713) 866-6049 Fax

NEWS RELEASE
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                                 Information: Tracy Pursell
                                 (713) 866-6050
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                      WEINGARTEN REALTY INVESTORS ANNOUNCES
                            SECOND QUARTER EARNINGS . . .
                      FUNDS FROM OPERATIONS INCREASES 15.1%


Houston, Texas, July 29, 2002: Weingarten Realty Investors (NYSE:WRI) announced today the results of its second quarter, ended June 30, 2002. All per share amounts are adjusted for WRI's 3 for 2 share split, effective April 15, 2002.

     - Funds from Operations (FFO) increased to $42.6 million for the second quarter 2002 from $37.0 million for the same period in 2001, a 15.1% increase. On a diluted per share basis, FFO increased to $.81 per share as compared to $.77 per share for the same quarter of the previous year, a 5.2% increase.

     - Net income available to common shareholders increased 25.7% to $26.4 million, as compared to $21.0 million in the second quarter 2001. This represents $.51 per diluted share for the second quarter 2002, as compared to $.43 per diluted share in 2001.

     - Rental revenues for the second quarter of 2002 were $90.3 million, up from $76.5 million for the second quarter of 2001, for an 18.0% increase.

     - Occupancy of the overall portfolio was reported at 91.3% for the second quarter of 2002, down slightly from 92.7% for the same quarter in 2001. Occupancy for the retail properties (which represents 89% of our revenues) was down slightly at 91.9% at the end of the second quarter as compared to 92.8% for the same quarter of the prior year. This is due totally to the anticipated effect of the vacancies caused by the Kmart and Service Merchandise bankruptcies, which were previously reported.

     - The Board of Trust Managers declared a dividend of $.555 per common share for the second quarter of 2002, up from $.526 per common share in 2001, both on a post-split basis. On an annualized basis, this represents a dividend of $2.22 per share as compared to $2.11 per share for the prior year, a 5.4 % increase. The dividend is payable on September 13, 2002 to shareholders of record on August 13, 2002.

In announcing the results for the second quarter and the first six months, Drew Alexander, President and Chief Executive Officer, attributed the overall increases in operating performance to acquisitions made so far in 2002, as well as to the ongoing new development program and increased rental rates on new leases and renewals within the existing portfolio. He indicated that in the first six months of 2002, the Company completed 584 new leases or renewals totaling 2.3 million square feet with an average increase of 9.9% in the rental rates on a same-store basis. Net of capital costs, rental rates increased 8.1%. This compares very favorably to 422 new leases or renewals totaling 1.7 million square feet for the same period in 2001.

Alexander reported that 11 acquisitions were added to the portfolio during the first six months of 2002, including seven Raleigh-Durham, North Carolina, properties that were purchased from Bob Hughes and Associates and related partnerships. The 11 properties, all supermarket-anchored shopping centers, aggregate 1.7 million square feet, represent an investment of $161.3 million and have an average projected return of 9.8%.

"Our activity during the first six months of this year has provided us with exceptional operating results", stated Alexander. "We have completed a considerable number of acquisitions thus far, and have others under review that we hope to close prior to year-end. Our new development program also remains extremely active with 17 projects in various stages of development." Alexander noted that the new developments, all anchored by supermarkets and/or major discount stores, are being built in several key markets including Dallas, Las Vegas, Phoenix and several cities in Louisiana.

With respect to the slight decrease in overall occupancy rates, Alexander stated that the decrease is due to three Kmart and two Service Merchandise stores that were vacated during the second quarter, representing approximately 370,000 square feet of the retail portfolio. Alexander commented, "As we have previously disclosed, these vacancies were anticipated by management, and the calculated effect was included in the Company's earnings guidance for the year." Alexander added that if it were not for these five spaces, occupancy would have actually improved overall. Due to the strong leasing activity discussed above, Alexander indicated that management is comfortable that these vacancies will be re-leased in the coming months.

Alexander also reported that subsequent to quarter-end, the Company issued $62 million in medium term notes in order to take advantage of the favorable long-term interest rate environment. The notes were issued at a weighted average fixed rate of 5.7% and weighted average term of 8.4 years. He commented, "We were pleased that, due to our high debt ratings (A/A3 with Standard and Poors and Moody's, respectively), we were able to fix the rates on longer-term debt and pay down our $350 million revolving credit facility." He noted that this practice not only reduces the Company's exposure to future interest rate increases but also continues Weingarten's practice of carefully staggering their future debt maturities.

The Board of Trust Managers also declared dividends on the Company's preferred shares. The 7.44% Series A Cumulative Redeemable Preferred Shares (NYSE:WRIPrA) dividend of $.465 per share is payable on September 30, 2002 to shareholders of record on September 16, 2002. The 7.125% Series B Cumulative Redeemable Preferred Shares dividend of $.4453 per share is payable on September 16, 2002 to shareholders of record on September 2, 2002, and the 7.00% Series C

Cumulative Redeemable Preferred Shares (NYSE:WRIPrC) dividend of $.875 per share is payable on September 16, 2002 to shareholders of record on September 2, 2002. The Company also announced that it will host a live webcast of its quarterly conference call on Monday, July 29, 2002 at 9:00 a.m. Central Time. The webcast can be accessed via the Company's website at www.weingarten.com. A replay of
                                             ------------------
the call will be available by calling 800-633-8625, identification number 20736771, for the following 24 hours, and will also be archived at the website for up to 90 days.

Weingarten Realty Investors is a Houston, Texas based real estate investment trust with 297 income-producing properties in 18 states that spans the southern half of the United States from coast to coast. Included in the portfolio are 239 anchored neighborhood and community shopping centers, 57 industrial properties and one office building aggregating 37.3 million square feet. The Company's common shares are listed on the New York Stock Exchange, trading under the symbol, "WRI".

                                        #

NOTE: The Company has issued a supplemental package in conjunction with this press release. To view or download, please visit Weingarten's website at www.weingarten.com, click on Investor Relations, Reports and then on Second
------------------
Quarter Supplemental Financial Information.

STATEMENTS INCLUDED HEREIN THAT STATE THE COMPANY'S OR MANAGEMENT'S INTENTIONS, HOPES, BELIEFS, EXPECTATIONS OR PREDICTIONS OF THE FUTURE ARE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WHICH BY THEIR NATURE, INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED AS IMPLIED BY SUCH STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S REGULATORY FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR INFORMATION OR FACTORS, WHICH MAY IMPACT THE COMPANY'S PERFORMANCE.


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
                                                FINANCIAL STATEMENTS
                                            WEINGARTEN REALTY INVESTORS
               (in thousands, except per share amounts that are reported on a post-share split basis)



                                                                      Three Months Ended        Six Months Ended
                                                                             June 30,               June 30,
STATEMENTS OF CONSOLIDATED INCOME AND                                  2002          2001        2002       2001
FUNDS FROM OPERATIONS                                                      (Unaudited)            (Unaudited)
                                                                  ---------------------------  --------------------
Rental Income                                                     $      90,338   $   76,493   $174,597   $142,392
Interest Income                                                             231          349        431        649
Other Income                                                              1,257        1,539      2,018      2,347
                                                                  --------------  -----------  ---------  ---------
    Total Revenues                                                       91,826       78,381    177,046    145,388
                                                                  --------------  -----------  ---------  ---------
Depreciation and Amortization                                            19,291       16,541     37,186     31,976
Interest Expense                                                         16,532       14,522     31,528     25,395
Operating Expense                                                        13,623       10,749     25,980     20,526
Ad Valorem Taxes                                                         10,860        9,596     21,141     18,021
General and Administrative Expense                                        3,398        2,729      6,074      5,104
                                                                  --------------  -----------  ---------  ---------
    Total Expenses                                                       63,704       54,137    121,909    101,022
                                                                  --------------  -----------  ---------  ---------
Income Before Equity in Earnings of Joint Ventures, Minority
  Interest in Income of Partnerships, Gain on Sale of Properties
  and Discontinued Operations                                            28,122       24,244     55,137     44,366
Equity in Earnings of Joint Ventures                                        965        1,042      2,039      2,047
Minority Interest in Income of Partnerships                                (943)        (115)    (1,059)      (182)
Gain on Sale of Properties                                                               674                 4,984
                                                                  --------------  -----------  ---------  ---------
Income Before Discontinued Operations                                    28,144       25,845     56,117     51,215
                                                                  --------------  -----------  ---------  ---------
Operating Income From Discontinued Operations                                71          136        294        168
Gain on Sale of Properties                                                3,119                   4,340
                                                                  --------------  -----------  ---------  ---------
    Income from Discontinued Operations                                   3,190          136      4,634        168
                                                                  --------------  -----------  ---------  ---------
Net Income                                                               31,334       25,981     60,751     51,383
Less:  Preferred Dividends                                                4,939        5,010      9,878     10,020
                                                                  --------------  -----------  ---------  ---------
Net Income Available to Common Shareholders                       $      26,395   $   20,971   $ 50,873   $ 41,363
                                                                  ==============  ===========  =========  =========
Net Income Per Common Share--Basic                                $        0.51   $     0.44   $   0.98   $   0.89
                                                                  ==============  ===========  =========  =========
Net Income Per Common Share--Diluted                              $        0.51   $     0.43   $   0.98   $   0.88
                                                                  ==============  ===========  =========  =========

Funds from Operations:
Net Income Available to Common Shareholders                       $      26,395   $   20,971   $ 50,873   $ 41,363
Depreciation and Amortization                                            18,754       16,235     36,230     31,446
Depreciation and Amortization of Unconsolidated Joint Ventures              543          479      1,018        941
Gain on Sale of Properties                                               (3,119)        (674)    (4,340)    (4,984)
                                                                  --------------  -----------  ---------  ---------
    Funds from Operations                                         $      42,573   $   37,011   $ 83,781   $ 68,766
                                                                  ==============  ===========  =========  =========
Funds from Operations Per Common Share--Basic                     $        0.82   $     0.77   $   1.62   $   1.47
                                                                  ==============  ===========  =========  =========
Funds from Operations Per Common Share--Diluted                   $        0.81   $     0.77   $   1.61   $   1.47
                                                                  ==============  ===========  =========  =========
Weighted Average Shares Outstanding--Basic                               51,926       48,135     51,806     46,658
                                                                  ==============  ===========  =========  =========
Weighted Average Shares Outstanding--Diluted                             53,754       48,382     52,909     46,877
                                                                  ==============  ===========  =========  =========


                                                                    June 30,      December 31,
                                                                      2002            2001
CONSOLIDATED BALANCE SHEETS                                        (Unaudited)     (Audited)
                                                                  --------------  -----------
Property                                                          $   2,555,925   $2,352,393
Accumulated Depreciation                                               (432,619)    (402,958)
Investment in Real Estate Joint Ventures                                 30,732       25,742
Notes Receivable                                                          6,351        6,068
Unamortized Debt and Lease Costs                                         46,775       42,755
Other Assets                                                             92,017       71,747
                                                                  --------------  -----------
            Total Assets                                          $   2,299,181   $2,095,747
                                                                  ==============  ===========

Debt                                                              $   1,220,391   $1,070,835
Accounts Payable and Accrued Expenses                                    74,305       80,412
Other                                                                    22,588       19,542
                                                                  --------------  -----------
    Total Liabilities                                                 1,317,284    1,170,789
                                                                  --------------  -----------

Minority Interest                                                        54,718        3,886
                                                                  --------------  -----------

Preferred Shares of Beneficial Interest                                     263          263
Common Shares of Beneficial Interest                                      1,556        1,548
Capital Surplus                                                       1,079,015    1,066,757
Accumulated Dividends in Excess of Net Income                          (151,361)    (144,560)
Accumulated Other Comprehensive Loss                                     (2,294)      (2,936)
                                                                  --------------  -----------
     Total Shareholders' Equity                                         927,179      921,072
                                                                  --------------  -----------
            Total Liabilities and Shareholders' Equity            $   2,299,181   $2,095,747
                                                                  ==============  ===========


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